EXHIBIT 10.62

CONFIDENTIAL TREATMENT REQUESTED

FINAL VERSION

LICENSE AGREEMENT

between

NOVARTIS PHARMA AG

and

VANDA PHARMACEUTICALS INC.

CONFIDENTIAL TREATMENT REQUESTED

i

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AGREEMENT

This LICENSE AGREEMENT (“License Agreement”) is made as of this 22nd day of December, 2014, by and between Novartis Pharma AG, a company organized under the laws of Switzerland and located at Lichtstrasse 35, 4056 Basel, Switzerland (“Novartis”) and Vanda Pharmaceuticals Inc., a company organized under the laws of the State of Delaware, United States with its principal executive offices located at 2200 Pennsylvania Avenue, NW, Suite 300E, Washington, D.C. 20037 (“Vanda”). Novartis and Vanda are each referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Novartis and/or its Affiliates own or control the Licensed IP;

WHEREAS, Novartis and/or its Affiliates desire to grant to Vanda, and Vanda desires to obtain rights to, the Licensed IP exclusively related to Product in the Territory; and

WHEREAS, Vanda desires to develop, market, sell, distribute, manufacture, have manufactured and commercialize Product in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1 Definitions. The capitalized terms used in this License Agreement shall have the meanings as defined below:

“Accounting Standards” means with respect to Vanda, US GAAP (United States Generally Accepted Accounting Principles), as generally and consistently applied throughout Vanda’s organization. Vanda shall promptly notify Novartis in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that Vanda may only use internationally recognized accounting principles (e.g. International Financial Reporting Standards, US GAAP, etc.).

“Affiliate” means, with respect to a Party, any Person that directly or indirectly controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” shall mean: (a) direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation; (b) fifty percent (50%) or more of the equity interest in the case of any other type of legal entity or status as a general partner in any partnership; (c) any other arrangement whereby the entity or Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity; (d) if a Party is exposed, or has rights, to variable returns from its involvement with an entity or Person and has the ability to affect its returns through its power over such entity or Person; or (e) the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the Laws of certain countries, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

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“Auditor” shall have the meaning set forth in Clause 10.4(b) of this License Agreement.

“Business Day” means a day (other than a Saturday, Sunday or a public holiday) on which the banks are open for business in Basel, Switzerland and New York, New York.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.

“Commercialize” means to use, market, promote, distribute, import, offer to sell and/or sell Product, and “Commercialization” means commercialization activities relating to the Product, including activities relating to using, marketing, promoting, distributing, importing, offering for sale and/or selling the Product.

“Commercially Reasonable Efforts” means efforts ****

“Competition Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger, acquisition or otherwise.

“Contract” means any agreement, contract, purchase order, sales order, tender or other legally binding commitment or arrangement.

“Develop” or “Development” means drug development activities, including, without limitation, research, test method development and stability testing, assay development and audit development, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory affairs, and the preparation, filing and prosecution of NDAs.

“Development & Regulatory Report” means a written report or reports providing a summary of Vanda’s Development and regulatory activities for the Product, sufficient to permit Novartis to evaluate Vanda’s adherence to the terms of this License Agreement.

“Drug Substance” means the active pharmaceutical ingredient known as AQW051, ****.

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“Effective Date” means the Closing Date as that term is defined in the Asset Transfer Agreement signed contemporaneously with this License Agreement between the Parties and Novartis AG.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“Field” shall mean ****.

“First Commercial Sale” means, with respect to the Product, the first arm’s length sale to a Third Party in the Territory.

“Force Majeure” means any event which is beyond the reasonable control of the Party affected, including but not limited to the following events: earthquake, storm, flood, fire or other acts of nature, epidemic, war, riot, public disturbance, strike or lockouts, government actions, terrorist attack or the like.

“Generic Entry” means, with respect to a Product in a country, the following has occurred ****.

“Generic Equivalent” means a product with the same active ingredient and administration route as the Product.

“Global Medical Information” shall mean any medical or clinical information, adverse event reports and/or safety information related to the Product and/or the Drug Substance owned or controlled by or on behalf of Novartis and/or its Affiliates in the Field, and including but not limited to clinical study reports, pre-clinical data and toxicity data that are in existence on the Effective Date.

“cGCP” means the current good clinical practices.

“cGLP” means the current good laboratory practices.

“Good Manufacturing Practice” or “GMP” means the current good manufacturing practices (cGMP) and all applicable governmental rules and regulations as applied at the site(s) of manufacture and control, as amended from time to time and in effect during the term of this License Agreement.

“Governmental Authorizations” means any approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

“Governmental Entity” means any court, agency, authority, department, legislative or regulatory body or other instrumentality of any (a) government, (b) country, (c) national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country, (d) supranational organization of which any such government or country is a member, or (e) quasi-governmental authority or self-regulatory organization of competent authority.

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“IND” means an Investigational NDA in the Territory filed with the FDA.

“Information” means all Licensed IP and other proprietary information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates (in the case of Novartis) has supplied or otherwise made available to the other Party or Affiliates (in the case of Novartis), under this License Agreement and whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this License Agreement.

“Infringement” has the meaning ascribed to such term in Clause 14.1.

“Insolvency Event” means, in relation to Vanda, any one of the following: (a) Vanda is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against Vanda (except for involuntary bankruptcy proceedings which are dismissed within one-hundred and twenty (120) days); (b) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed for substantially all of the assets of Vanda; (c) a resolution to wind up Vanda shall have been passed other than a resolution for the solvent reconstruction or reorganization of Vanda; or (d) a resolution shall have been passed by Vanda’s board of directors to make an application for an administration order or to appoint an administrator for substantially all of the assets of Vanda.

“Know-How” means all existing and available technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, package specifications, chemical specifications, analytical test methods, stability data, testing data, product specifications, instructions, processes, formulation information, validation documents, materials, drawings, formulae, reports, and other technology and techniques in each case to the extent related to the Product or to the Drug Substance in the Field including all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical safety, safety data, manufacturing and quality control, preclinical and clinical data to the extent relevant to the manufacture, registration, use or commercialization of the Product but excluding Manufacturing Technology, and that are in existence and owned or controlled by Novartis and/or its Affiliates on the Effective Date.

“Law” means any statute, law, ordinance, requirement, regulatory rule, code or order of a Governmental Entity.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Licensed IP” means any Global Medical Information, Know How, Information, Patent Rights and Manufacturing Technology (and any intellectual property rights in the foregoing) in each case to the extent reasonably useful or necessary for the Development and/or Commercialization of Product in the Field in the Territory and in each case that is in existence and owned or controlled by Novartis and/or its Affiliates or which Novartis and/or its Affiliates have a right to license as of the Effective Date. Without limiting the foregoing, the Licensed IP includes the Patent Rights set forth in Schedule B.

“Losses” shall have the meaning set forth in Clause 13.1 hereof.

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“Manufacturing Technology” means all technology, trade secrets, know-how and proprietary information in each case to the extent reasonably useful or necessary for the manufacture, validation, packaging, release testing, stability and/or shelf life of the Product and/or the Drug Substance in the Field, including the Product’s formulation and/or other records related to the manufacturing process and that are in existence and owned or controlled by Novartis and/or its Affiliates on the Effective Date.

“NDA” means a New Drug Application filed with the FDA in the Territory for authorization to market the Product, as defined in the applicable Laws and regulations.

“Net Sales” means the net sales on behalf of Vanda and any of its Affiliates ****

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****

“Novartis Indemnitees” shall have the meaning set forth in Clause 13.2 hereof.

“Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

“Product” means any product for use in the Field in the Territory containing the Drug Substance which is Developed or Commercialized using the Licensed IP.

“Regulatory Approval” means, with respect to the Product, any approval (notwithstanding the indication), registration, license or authorization from the FDA to market and sell such Product in the Territory.

“Regulatory Filings” means, with respect to the Drug Substance or Product, any submission to the FDA of any appropriate regulatory application, and shall include any IND or NDA.

“Royalty(ies)” shall have the meaning set forth in Clause 9.1.

“Royalty Term” shall have the meaning set forth in Clause 9.1.

“Sales, Royalty & Commercialization Report” means a written report or reports showing each of: **** For the avoidance of doubt such written report shall also show details on the aforementioned (a) and (c) items for: (i) Vanda, its Affiliates and authorized sub-licensees; (ii) last Calendar Quarter and year to date data, for example, up to the last month of the last Calendar Quarter; and (iii) for each Product.

“Territory” means worldwide.

“Third Party” shall mean any Person other than a Party or an Affiliate of a Party.

“USD” or “US Dollars” means the lawful currency of the United States of America.

“Valid Claim” means a claim of an issued patent that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period).

“Vanda Indemnitees” shall have the meaning set forth in Clause 13.1.

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1.2 Interpretation. In this License Agreement unless otherwise specified:

(a) “includes” and “including” shall mean respectively includes and including without limitation;

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c) the Schedules and other attachments form part of the operative provision of this License Agreement and references to this License Agreement shall, unless the context otherwise requires, include references to the Schedules and attachments;

(d) references to Clauses and subclauses are to Clauses and subclauses of this License Agreement unless otherwise specified;

(e) the headings in this License Agreement are for information only and shall not be considered in the interpretation of this License Agreement;

(f) any reference to “writing” or “written” includes faxes and any legible reproduction of words delivered in permanent and tangible form (but does not include email);

(g) the words “hereof”, “herein” and “hereunder” and words of like import used in this License Agreement shall refer to this License Agreement as a whole and not to any particular provision of this License Agreement;

(h) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(i) the Parties agree that the terms and conditions of this License Agreement are the result of negotiations between the Parties and that this License Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in its preparation.

2.	LICENSE

2.1 License Grant from Novartis to Vanda. Subject to the terms and conditions of this License Agreement, Novartis grants to Vanda an exclusive (including as to Novartis), perpetual, irrevocable (other than as set forth in Clause 15), royalty-bearing, sublicensable (subject to Clause 2.2 below), assignable (subject to Clause 18.2 below) license under the Licensed IP to use the Licensed IP solely to Develop and Commercialize the Product in the Field in the Territory and to manufacture or have manufactured the Product for use in the Field in the Territory.

2.2 Sublicensing.

(a) By Vanda. Subject to Clause 2.2(b) below, Vanda may sublicense the rights granted to it under Clause 2.1 of this License Agreement without the prior written consent of Novartis.

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(b) Sublicense Requirements. Any sublicense by Vanda will be subject to a written agreement that ****

2.3 Reservation of Rights by Novartis. Vanda agrees that Novartis retains all rights under the Licensed IP not expressly granted to Vanda in Clause 2.1. Vanda acknowledges and agrees that as between the Parties, Novartis and/or its Affiliates are the sole owner(s) of all right, title and interest in and to the Licensed IP, and Vanda has not acquired, and shall not acquire, any right, title or interest in or to the Licensed IP pursuant to this License Agreement other than the rights expressly set forth in Clause 2.1.

3.	TRANSFER OF LICENSED IP

3.1 Transfer. Novartis shall provide to Vanda (a) within **** from the Effective Date all tangible documentation and records embodying the Licensed IP owned or controlled by Novartis and its Affiliates, which if in electronic form shall be readily useable with off-the-shelf commercially available software and equipment, (b) until **** following Novartis’ delivery of all materials under Clause 3.1(a), reasonable access to the personnel at Novartis and its Affiliates to provide instructions and answer questions regarding the application of the Licensed IP (to the extent known by Novartis and its Affiliates), and (c) upon Vanda’s request, reasonable access to the manufacturing sites of Novartis or of its Affiliates within the Territory used for the manufacturing and/or packaging of the Product (subject to any policies and guidelines reasonably imposed by Novartis and its Affiliates).

4.	DEVELOPMENT AND REGULATORY REGARDING PRODUCT

4.1 Development. Subject to Clause 4.2, Vanda will be responsible for conducting, without cost to Novartis, such research and preclinical, clinical, regulatory and other Development of the Drug Substance and/or Product as it determines appropriate in its sole discretion and at its sole risk. Novartis shall not have any obligation to provide any support to Vanda regarding the Development of the Product in the Field in the Territory (except as strictly described in this License Agreement).

4.2 Development Diligence, Semi-Annual Reports. Notwithstanding anything to the contrary, Vanda shall itself, or through its Affiliates or authorized sublicensees, **** Develop the Product in the Field in the Territory. ****, Vanda shall provide Novartis with a Development & Regulatory Report ****.

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4.3 Regulatory.

(a) Vanda will, as it determines appropriate in its sole discretion but subject to Clause 4.2, (i) determine the regulatory plans and strategies for the Drug Substance and Product, (ii) (either itself or through its authorized sublicensees) make all Regulatory Filings with respect to the Product and (iii) will be responsible for obtaining and maintaining Regulatory Approval in the Territory in the name of Vanda or its authorized sublicensees.

(b) Without prejudice to Clause 4.1 above, Novartis shall reasonably cooperate with and provide assistance to Vanda solely by providing reasonable access to the Licensed IP in connection with Regulatory Filings to the FDA for a Product.

4.4 Compliance. Vanda agrees that in performing its obligations under this License Agreement, in particular with regard to the Product: (a) it shall comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements; and (b) it will not knowingly employ or use any Person that has been debarred under Section 306(a) or 306(b) of the U.S. Federal Food, Drug and Cosmetic Act.

5.	MANUFACTURING AND COMMERCIALIZATION OF THE PRODUCT

5.1 Manufacturing. Vanda (or their designated authorized sublicensee(s)) hereby acknowledge and agree that they will be solely responsible for the manufacture and supply of the Drug Substance and the Product and for the Commercialization of the Product under this License Agreement as Vanda determines appropriate in Vanda’s sole discretion.

5.2 Commercialization. Vanda will be solely responsible for all aspects of Commercialization of the Product in the Territory, including planning and implementation, distribution, booking of sales, pricing and reimbursement as they determine appropriate in their sole discretion and at their sole risk. Notwithstanding anything to the contrary, following Regulatory Approval in a particular country within the Territory, Vanda shall themselves, or through their authorized sublicensees, **** Commercialize the Product in the Field in the Territory. Novartis shall not have any obligation to provide any support to Vanda regarding the Commercialization of the Product in the Field in the Territory (except as strictly described in this License Agreement).

6.	QUALITY CONTROL AND APPROVAL PROCEDURES

6.1 Standards of Quality. Vanda agrees to, and to cause its Affiliates to, strictly comply, at least, with applicable Good Manufacturing Practice in the manufacture of Product(s), as well as to comply with applicable Laws and regulations in the marketing, sale, and distribution of Product(s).

7.	OWNERSHIP OF INVENTIONS & PROSECUTION

7.1 Ownership of Inventions. Novartis shall have no rights in any inventions, Know-How or similar intellectual property rights created and developed by Vanda arising from Vanda’s activities under this License Agreement, including any patent applications and patents covering such inventions, all of which shall be owned by Vanda.

7.2 Prosecution. **** will be responsible for filing, prosecuting and maintaining the Licensed IP ****. ****

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****, it being understood and agreed that **** shall make all decisions relating thereto. **** will notify **** of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Licensed IP. **** will provide such notice at least **** prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed IP. In such event, **** shall permit ****, at its sole discretion and expense, to file or to continue prosecution or maintenance of such Licensed IP. **** shall co-operate with **** in applying for patent term extensions for Licensed IP where applicable in any country of the Territory (including but not limited to Supplementary Protection Certificates). **** shall have full responsibility and authority in the decisions regarding filing for the foregoing patent term extensions at its own expense.

8.	INTENTIONALLY OMITTED

9.	FINANCIAL PROVISIONS

9.1 Royalty Payments.

(a) In consideration of the licenses and rights granted to Vanda hereunder, during the Royalty Term (as defined below), Vanda will make royalty payments to Novartis on aggregate Net Sales of Product(s) in the Territory **** by Vanda and its authorized sublicensees at the rate of (“Royalty”):

Annual Net Sales (USD)	Percentage
****	****
****	****
****	****

(b) Royalties will be payable on a Product-by-Product and country-by-country basis from First Commercial Sale of the Product in the Territory and shall continue to be paid until **** (“Royalty Term”).

(c) In the event of a Generic Entry in a country, then the royalty rates applicable to Net Sales of such Product in such country shall be ****

10.	REPORTS AND PAYMENT TERMS

10.1 Payment Terms.

(a) Within **** following the First Commercial Sale of a Product (on a Product-by-Product

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basis), Vanda will provide to Novartis a Sales, Royalty & Commercialization Report. Novartis shall submit an invoice to Vanda substantially in the form provided by Novartis with respect to the Royalty amount shown therein. Vanda shall pay such Royalty amount within **** after the date of its receipt of the invoice.

(b) All payments from Vanda to Novartis shall be made by wire transfer of immediately available funds in US Dollars to the credit of such bank account or accounts as may be designated by Novartis in this License Agreement or in writing to Vanda from time to time. Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day.

10.2 Currency. All payments under this License Agreement shall be payable in US Dollars. When conversion of payments from any foreign currency is required to be undertaken by Vanda, the USD equivalent shall be calculated using **** then-current standard exchange rate methodology as applied in its external reporting.

10.3 Taxes. Any taxes paid or required to be withheld by Vanda on account of royalties payable by such party under this License Agreement shall be indicated on the accounting described in Clause 10.1(a) hereof and deducted from the amount of royalties otherwise due. Vanda shall secure and send to Novartis proof of any such taxes withheld and paid by Vanda.

10.4 Records and Audit Rights.

(a) Vanda shall keep complete, true and accurate books and records in accordance with its Accounting Standards in relation to this License Agreement, including in relation to Net Sales and Royalties. Vanda will keep such books and records for at least ****.

(b) Novartis shall have the right for a period of **** after receiving each Sales, Royalty & Commercialization Report to appoint an internationally-recognized independent accounting firm (“Auditor”) to inspect the relevant records of Vanda or its authorized sublicensees to verify such reports, statements, records or books of accounts, as applicable. No records for any given year may be audited more than once and Vanda and its Affiliates will not be audited more than once per year.

(c) In order to initiate an audit, Novartis must provide written notice to Vanda, which notice shall include one or more proposed dates for the audit and which notice shall be given not less than sixty (60) days prior to the first proposed audit date. Vanda will reasonably accommodate the scheduling of such audit. Prior to commencing the work, the Auditor will enter into an appropriate confidentiality agreement with Vanda. The Auditor will have the right to disclose to Novartis its conclusions regarding any payments owed under this License Agreement. For the avoidance of doubt, notwithstanding the foregoing, the Auditor shall not disclose to Novartis any more detailed information that Novartis would have otherwise been entitled to receive pursuant to this License Agreement. Novartis agrees to hold in confidence all information received and all information learned in the course of any audit or inspection, except to the extent that such information is not confidential and/or it is necessary to disclose it to enforce its rights under this License Agreement or if disclosure is required by Law.

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(d) Vanda and Vanda’s authorized sublicensees shall make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, to verify the accuracy of the Sales & Royalty Reports and compliance with this License Agreement

(e) Novartis shall pay for such audits, as well as its own expenses associated with enforcing its rights with respect to any payments hereunder, except that, if an underpayment of **** is discovered, the reasonable fees and expenses charged by or incurred by the Auditor shall be paid by Vanda.

(f) In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by Vanda, the underpaid or overpaid amount shall be ****.

11.	FURTHER OBLIGATIONS

11.1 Actions. No Party shall do or omit to do anything that would substantially diminish or impair the rights of Novartis or Vanda in the Licensed IP, provided however, that the foregoing shall not restrict Vanda’s discretion as to the Development and Commercialization of the Product so long as Vanda comply with their obligation ****. If any Party becomes aware of any claim or challenge to, the validity of the Licensed IP, it shall promptly inform the other Parties.

11.2 Further Assurances.

(a) The Parties shall, and shall cause their Affiliates to, promptly cooperate with each other and their Affiliates and provide such information and assistance as may be reasonably requested by the other in connection with any filings or other actions contemplated by any Competition Law. In connection with and without limiting the foregoing, the Parties shall and shall cause their respective Affiliates to, subject to applicable Law and except as prohibited by any applicable Governmental Entity, and solely in respect of compliance with Competition Law:

(i) promptly notify the other Party of any written communication to that party or its Affiliates from any Governmental Entity, including regulatory authorities, concerning this License Agreement or the transactions contemplated hereby, and permit the other Party to review in advance (and to consider any comments made by the other Party in relation to) any proposed written communication to any of the foregoing;

(ii) not agree to participate or participate in any substantive meeting with any Governmental Entity in respect of any filings, investigation or inquiry concerning this License Agreement or the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate; and

(iii) furnish the other Party (through outside counsel) with copies of all correspondence, filings and written communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representations on the one hand, and any

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Governmental Entity, including regulatory authority, or members of their respective staffs on the other hand, with respect to this License Agreement and the transactions contemplated hereby.

(b) Each Party shall execute and deliver to the other Parties, upon any Party’s request, all documents that are reasonably necessary or desirable to secure, preserve or implement each Party’s rights pursuant to this License Agreement.

11.3 Regulatory Actions. In the event that any assets, businesses or licenses are required to be divested, assigned or sublicensed by order of any Governmental Entity or court of competent jurisdiction, Vanda may assign its rights under this License Agreement to a Third Party****.

12.	REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties by Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it is a company duly organized, validly existing, and in good standing under the Laws of its jurisdiction of formation;

(b) it has full corporate power and authority to execute, deliver, and perform this License Agreement, and has taken all corporate action required by Law and its organizational documents to authorize the execution and delivery of this License Agreement and the consummation of the transactions contemplated by this License Agreement; and

(c) this License Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms.

12.2 Novartis Representation and Warranty. ****

12.3 Vanda Representation and Warranty. Vanda represents and warrants to Novartis that as at the Effective Date and subject to such exceptions as are disclosed in the disclosure letter dated as of the date hereof and delivered herewith to Novartis, provided that the disclosure in any Clause or subclause of Vanda’ disclosure letter shall constitute an exception to the corresponding Clause or subclause of this Clause 12.3 and shall not constitute an exception to any other Clause or subclause of this Clause 12.3 unless (and solely to the extent) the applicability of such disclosure to such other Clause or subclause is clear solely from a reading of the text of such disclosure:

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(a) Vanda, nor, any employee, agent or subcontractor of Vanda, involved or to be involved in the Development and/or Commercialization of the Drug Substance or the Product has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); (ii) no Person who is known by Vanda to have been debarred under Subsection (a) or (b) of Section 306 of said Act will be employed by Vanda in the performance of any activities hereunder; and (iii) to the actual knowledge, following reasonable inquiry, of Vanda, no Person on any of the FDA clinical investigator enforcement lists (including, but not limited to, the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List will participate in the performance of any activities hereunder.

(b) Vanda is a well-established and licensed pharmaceutical company which, together with its Affiliates and distributors, has the necessary resources and expertise (or the resources to acquire the expertise) to carry out its obligations hereunder and to cause Vanda to carry out its obligations hereunder.

(c) Vanda is not and has not been (and has no Affiliates that are or have been) subject to any litigation by customers or investigation by local and/or regulatory authorities which would materially negatively impact Vanda’s obligations hereunder.

(d) There is no suit, action, investigation or proceeding pending or threatened against Vanda that challenges or seeks to prevent or enjoin the transactions contemplated by this License Agreement.

(e) Vanda has received all the information it considers necessary for deciding whether to enter into this License Agreement and obtain rights to the Licensed IP in the Territory.

(f) Vanda has no knowledge that any representations or warranty of Novartis made in this License Agreement are not true and correct.

12.4 Special, Indirect and Other Losses. NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS, DIMINUTION IN VALUE OR LOSS OF PROFITS SUFFERED BY ANY OTHER PARTY. NO REPRESENTATIONS OR WARRANTIES ARE MADE, INCLUDING AS TO FITNESS FOR PURPOSE, MERCHANTABILITY AND/OR NON-INFRINGEMENT, EXCEPT AS EXPRESSLY STATED HEREIN.

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12.5 Survival. The representations and warranties made by the Parties and contained in this License Agreement shall survive the Effective Date for, and all claims for indemnification in connection therewith shall be asserted not later than, **** following the Effective Date. ****

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13.	INDEMNIFICATION

13.1 Indemnification Obligations of Novartis. Novartis shall indemnify and hold Vanda, their Affiliates and their respective officers, directors, agents and employees (“Vanda Indemnitees”) harmless from and against any and all costs, charges, Third Party claims, Third Party damages or expenses (including attorneys’ fees and expenses) against or incurred by them (“Losses”) to the extent arising or resulting from ****.

13.2 Indemnification Obligations of Vanda. Vanda shall indemnify and hold Novartis, its Affiliates and their respective officers, directors, agents and employees (“Novartis Indemnitees”) harmless from and against any and all Losses to the extent arising or resulting from:

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13.3 Indemnification Procedure. Novartis or Vanda, as applicable, (the “Indemnified Party”) shall:

(a) promptly notify the other Party or Parties (the “Indemnifying Party”) of anything which could lead to a Loss;

(b) permit the Indemnifying Party to participate in or lead the conduct, defense and/or settlement of such claim, proceeding, inquiry or investigation; provided, however, that Indemnifying Party shall not compromise or otherwise settle the same without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; and

(c) reasonably assist at the cost of the Indemnifying Party in the investigation and defense of such claim, proceeding, inquiry or investigation.

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14.	INFRINGEMENT OF LICENSED IP BY THIRD PARTIES

14.1 Infringement. Each Party shall promptly notify the other Parties of any actual, suspected or threatened infringement, violation or misappropriation within the Territory of the Licensed IP (“Infringement”) that comes to its attention, provided that if either Party receives a notice under 21 U.S.C.§355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) (“Paragraph IV Notice”) concerning Licensed IP, then it shall provide a copy of such notice to the other Party within **** of receipt thereof.

14.2 Right to Bring Action. Except as set forth in Clause 14.3 below, **** shall have the sole right to send notices and bring and conduct actions in relation to any Infringement in the Territory. **** will co-operate fully with **** in taking all reasonable steps requested by **** in connection with any Infringement action, including joining in Legal Proceedings. **** shall bear the costs of any such Legal Proceedings, and **** shall be entitled to any damages, account of profits and/or awards of costs recovered.

14.3 Exception. In the event that **** does not take reasonable steps to prevent any individual Infringement within **** of becoming aware or receiving written notice thereof, **** shall hereafter have the sole right (but shall not be under any obligation in this regard) to send notices and bring and conduct actions in relation to such Infringement. **** will co-operate fully with **** in taking all reasonable steps requested by **** in connection with any such Infringement action, including joining in Legal Proceedings. **** shall bear the costs of any such Legal Proceedings, and shall be entitled to any damages, account of profits and/or awards of costs recovered.

14.4 Settlements. The Parties shall reasonably consult with each other before accepting any settlement or any judicial finding which is reviewable by a higher authority.

TERM AND TERMINATION

14.5 Term. This License Agreement shall come into force on the Effective Date and, subject only to earlier termination pursuant to this Clause 15, shall continue in full force and effect in perpetuity.

14.6 Novartis Termination. Novartis has the right to terminate the license granted hereunder by serving written notice on Vanda only upon the occurrence of the following events:

(a) Vanda fails to and Vanda also does not pay any undisputed amount due hereunder and Vanda fails to remedy such failure within **** of receipt of a written notice from Novartis specifying such failure;

(b) An Insolvency Event occurs; or

(c) Vanda materially breaches its obligation to **** and fails to cure such breach within a period of **** of receipt of a written notice from Novartis specifying such breach.

14.7 Effect of Termination. If this License Agreement is terminated pursuant to Clause 15.2:

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14.8 Survival. The termination of this License Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the forgoing the provisions of Clauses 13, 15, 16 and 18 shall survive the termination of this License Agreement.

14.9 Termination Not Sole Remedy. Termination is not the sole remedy under this License Agreement, and, whether or not termination is effected and notwithstanding anything contained in this License Agreement to the contrary, all other remedies will remain available except as otherwise agreed to herein.

15.	CONFIDENTIALITY

15.1 Duty of Confidence. The Parties acknowledge and agree that the Licensed IP will be deemed to be the confidential and proprietary information of Vanda on and after the Effective Date and shall be deemed to be Information of Vanda for purposes of this Clause 16. Subject to the other provisions of this Clause 16, all Information will be maintained by the Parties in confidence and otherwise safeguarded by all Parties. Each Party may only use the Information strictly for the purposes of this License Agreement and pursuant to the rights and obligations of such Party under this License Agreement. Subject to the other provisions of this Clause 16, each Party shall hold as confidential such Information of the other Party or its Affiliates (in the case of Novartis, where Affiliates of Novartis disclose information) in the same manner and with the same protection as such recipient Party maintains its own confidential information. Subject to the other provisions of this Clause 16, a Party may only disclose Information to employees, agents, contractors, consultants and advisers of such Party and its Affiliates and their employees, agents and contractors, and in the case of Vanda, Vanda may also disclose to its authorized sublicensees to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this License Agreement; provided that such Persons are bound to maintain the confidentiality of the Information in a manner consistent with the confidentiality provisions of this License Agreement.

15.2 Exceptions. The obligations under this Clause 16 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

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(a) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this License Agreement by the recipient Party or, including in the case of Novartis its Affiliates or in the case of Vanda, through their authorized sublicensees;

(b) with respect to Vanda, was known to, or was otherwise in the possession of, Vanda, prior to the time of disclosure by Novartis or any of its Affiliates;

(c) is disclosed to the recipient Party (or an Affiliate, in the case of Novartis) on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party (or any of its Affiliates in the case of Novartis); or

(d) is independently developed by or on behalf of the recipient Party (or its Affiliates, in the case of Novartis), as evidenced by its written records, without reference to the Information disclosed by the disclosing Party (or its Affiliates in the case of Novartis) under this License Agreement.

Specific aspects or details of Information shall not be deemed to be within the public domain or in the possession of the recipient Party merely because the Information is embraced by more general information in the public domain or in the possession of the recipient Party. Further, any combination of Information shall not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Information are in the public domain or in the possession of the recipient Party unless the combination and its principles are in the public domain or in the possession of the recipient Party.

15.3 Authorized Disclosures.

(a) In addition to disclosures allowed under Clause 16.1 and 16.2, Vanda may disclose Information belonging to Novartis or its Affiliates to the extent such disclosure is necessary in connection with the Regulatory Filings for a Product.

(b) In addition to disclosures allowed under Clause 16.1 and 16.2, either Party may disclose Information belonging to the other Party (and/or its Affiliates in the case of Novartis) to the extent such disclosure is necessary to: (i) prosecute or defend litigation as permitted by this License Agreement; and/or (ii) comply with applicable court orders or governmental regulations.

(c) In the event the recipient Party is required to disclose Information of the disclosing Party by Law or in connection with bona fide legal process, such disclosure shall not be a breach of this License Agreement; provided that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure; (ii) limits the disclosure to the required purpose; and (iii) at the disclosing Party’s request and expense, assists in an attempt to object to or limit the required disclosure.

15.4 Ongoing Obligation for Confidentiality. Upon early termination of this License Agreement for any reason, each Party and its Affiliates (in the case of Novartis) shall immediately return to the other Party or destroy any Information disclosed by the other Party, except for (i) such copies as must be retained pursuant to applicable Law, and (ii) one copy which may be retained in its confidential files for archive purposes.

CONFIDENTIAL TREATMENT REQUESTED

16.	PRESS RELEASE

16.1 Press Releases. Vanda’s proposed press release for the transaction contemplated by this License Agreement is attached as Schedule C. Aside from Schedule C, neither Party shall issue any press release, trade announcement or make any other public announcement or statement with regard to the transactions contemplated by this License Agreement without the other Party’s prior written consent, which shall not be unreasonably withheld or delayed. Where consent is forthcoming, the Parties agree to consult with each other regarding the content of any such press release or other announcement. The aforementioned restriction shall not apply to announcements required by any Regulatory Authority or Governmental Entity under applicable Law provided that in such event the Parties shall, to the extent reasonably practicable, coordinate and work in good faith to create mutually acceptable announcements and each Party shall take into consideration and comply with any reasonable comments or requests of the other Party. Each Party hereto acknowledges that Vanda and Novartis shall have the right to disclose a brief summary of the transaction, including the amounts payable by Vanda under this License Agreement, in its official financial reports, provided, however, that Novartis shall provide drafts of such reports sufficiently in advance of disclosing or providing such reports to any Third Party to permit Vanda to review and comment on such reports and the Parties shall, to the extent reasonably practicable, coordinate and work in good faith to create a mutually acceptable financial report and Novartis shall take into consideration and comply with any reasonable comments or requests of Vanda. Novartis acknowledges that Vanda shall have the right to disclose a brief summary of the material terms of transactions contemplated by this License Agreement on a Current Report on Form 8-K no later than **** following the date of this License Agreement, and file a copy of this License Agreement with the United States Securities and Exchange Commission (“SEC”), provided, however, that Vanda shall provide drafts of such Current Report on Form 8-K sufficiently in advance of filing to permit Novartis to review and comment on such Current Report on Form 8-K and the Parties shall, to the extent reasonably practicable, coordinate and work in good faith to create a mutually acceptable Current Report on Form 8-K and Vanda shall take into consideration and comply with any reasonable comments or requests of Novartis. To the extent that any Party is required to make a filing or any other public disclosure (other than as set forth in the preceding sentence) pursuant to applicable Law or any Governmental Entity with respect to this License Agreement or the terms or existence hereof or thereof to comply with the requirements, rules, laws or regulations of any applicable stock exchange, The NASDAQ Global Market or any Governmental Entity, including without limitation the SEC (collectively, the “Disclosure Obligations”), such Party shall promptly inform the other Parties thereof and shall use reasonable efforts to maintain the confidentiality of the other Parties’ confidential information in any such filing or disclosure. To the extent that any Party is required to file a copy of this License Agreement to comply with the Disclosure Obligations, such Party shall promptly inform the other Parties thereof. Prior to making any such filing of a copy of this License Agreement, the Parties shall mutually agree on the provisions of this License Agreement, as applicable, for which the Parties shall seek confidential treatment, it being understood that if one Party determines to seek confidential treatment for a provision for which the another Party does not, then the Parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The Parties shall cooperate, each at its own expense, in such filing, including without limitation such confidential treatment request, and shall execute all documents reasonably required in connection therewith. The Parties shall agree with each other as to the substance of any such filing. Each Party shall have the right to review in advance, and shall consult with the other Party on, all information relating to this License Agreement, that appear in any such filing. In furtherance of the foregoing, the Parties will agree as promptly as practicable after the date of this License Agreement on the confidential treatment request to be filed with the SEC and the

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redacted form or forms of this License Agreement, as applicable, related thereto. In furtherance thereof, any redaction reasonably requested by any Party shall be included in such filing. The Parties will reasonably cooperate in responding promptly to any comments received from the SEC with respect to such filing in an effort to achieve confidential treatment of such redacted form; provided, however, that a Party shall be relieved of such obligation to seek confidential treatment for a provision requested by the another Party if such treatment is not achieved after the second round of responses to comments from the SEC.

17.	MISCELLANEOUS

17.1 Governing Law; Venue. This License Agreement shall be governed by and construed under the Laws of the State of New York USA, without giving effect to the conflicts of Laws provision thereof, and with the exclusion of the Vienna Convention on the International Sale of Goods. Any Legal Proceeding relating to this License Agreement or the enforcement of any provision of this License Agreement shall be brought or otherwise commenced in, and each Party expressly and irrevocably consents and submits to the jurisdiction of, any state or federal court located in the State, City and County of New York.

17.2 Assignment. No Party may assign its rights and obligations under this License Agreement without the other Parties’ prior written consent, except that any Party may (i) assign its rights and obligations under this License Agreement or any part hereof to one or more of its Affiliates without the consent of the other Party; and (ii) assign this License Agreement in its entirety to a successor to all or substantially all of its business or assets to which this License Agreement relates; provided in all cases, that any permitted assignee shall assume all obligations of its assignor under this License Agreement (or related to the assigned portion in case of a partial assignment), and no permitted assignment shall relieve the assignor of liability hereunder. Any attempted assignment in contravention of the foregoing shall be void. Subject to the terms of this License Agreement, this License Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

17.3 Injunctive Relief. The Parties understand and agree that monetary damages may not be a sufficient remedy for breach of this License Agreement and that each Party will be entitled to seek equitable relief, including injunction and specific performance for any such breach. Nothing contained in this License Agreement shall be construed as limiting a Party’s right to any other remedies it may have under this License Agreement or in Law, including, without limitation, the recovery of damages for breach of this License Agreement.

17.4 Force Majeure. If and to the extent that any Party is prevented or delayed by Force Majeure from performing any of its obligations under this License Agreement and promptly so notifies in writing the other Parties, specifying the matters constituting Force Majeure together with such evidence in verification thereof as it can reasonably give and specifying the period for which it is estimated that the prevention or delay will continue, then the Party so affected shall be relieved of liability to the other for failure to perform or for delay in performing such obligations (as the case may be), but shall nevertheless **** resume full performance thereof.

17.5 Notices. All notices, consents, waivers, and other communications under this License Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); or (b) sent by when received by the

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addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by written notice):

If to Vanda:

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, NW, Suite 300E

Washington, DC 20037

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with copies to (which shall not constitute notice hereunder):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive

Suite 900

Boston, MA 02210

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If to Novartis:

Novartis Pharma AG

Lichtstrasse 35

CH-4056 Basel, Switzerland

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With a copy to:

Novartis Pharma AG

Lichtstrasse 35

CH-4056 Basel, Switzerland

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17.6 Waiver and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this License Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this License Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

17.7 Severability. Without prejudice to any other rights that the Parties have pursuant to this License Agreement, every provision of this License Agreement is intended to be severable. If any provision of this License Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this License Agreement, which shall remain in full force and effect. The Parties hereto agree to consult each other and to agree upon a new stipulation which is permissible under the Law and which comes as close as possible to the original purpose and intent of the invalid, void or unenforceable provision.

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17.8 Entire Agreement. This License Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

17.9 Relationship of the Parties. Nothing contained in this License Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Novartis and Vanda, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this License Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this License Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

17.10 Expenses. Except as otherwise expressly provided in this License Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this License Agreement.

17.11 Extension to Affiliates. Each Party shall have the right to extend the rights, immunities and obligations granted in this License Agreement to one or more of its Affiliates. All applicable terms and provisions of this License Agreement shall apply to any such Affiliate to which this License Agreement has been extended to the same extent as such terms and provisions apply to original Party, who shall remain primarily liable for any acts or omissions of its Affiliates.

17.12 Further Assurances. Novartis and Vanda hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this License Agreement.

17.13 Compliance with Law. Each Party shall perform its obligations under this License Agreement in accordance with all applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this License Agreement which violates, or which it believes, in good faith, may violate, any applicable Law.

17.14 English Language. This License Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this License Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

17.15 Counterparts. This License Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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CONFIDENTIAL TREATMENT REQUESTED

The Parties to this License Agreement have caused this License Agreement to be executed and delivered as of the date first written above.

NOVARTIS PHARMA AG

By:	/s/ Matt Owens

Name:	Matt Owens

Title:	Head Legal GBS & Strategy

Date:	12/22/2014

By:	/s/ Marc Ceulemans

Name:	Marc Ceulemans

Title:	Head Strategic Venture Capital Fund & Pharma Entities

Date:	12/22/2014

VANDA PHARMACEUTICALS INC.

By:	/s/ Mihael H. Polymeropoulous, M.D.

Name:	Mihael H. Polymeropoulous, M.D.

Title:	CEO, Vanda

Date:	12/22/2014

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE A

DRUG SUBSTANCE

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SCHEDULE B

PATENT RIGHTS

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SCHEDULE C

PRESS RELEASE